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                                                                  EXHIBIT 10.7


                            VMR CAPITAL MARKETS U.S.
                      1901 Avenue of the Stars, Suite 1500
                              Los Angeles, CA 90067
                            Telephone: (310) 286-2211
                               Fax: (310) 286-2373

                         FINANCIAL CONSULTING AGREEMENT

      This Financial Consulting Agreement (the "Agreement") is made as of October 11, 1999, by and between, Stan Lee Media, Inc., a Colorado corporation, having its business address at 15821 Ventura Boulevard, Suite 675, Encino, California 91436 (hereinafter the "Company"), and VMR Capital Markets U.S., having its principal place of business at 1901 Avenue of the Stars, Suite 1500, Los Angeles, California 90067 (hereinafter the "Consultant").

      In consideration of the mutual promises contained herein and on the terms and conditions hereinafter set forth, the Company and Consultant agree as follows:

      1.    Provision of Services

            (a) Consultant agrees, to the extent reasonably requested by a duly authorized officer of the Company and reasonably required in the conduct of the business of the Company, to place at the disposal of the Company its judgment and experience and to provide business development services to the Company, including the following:

                  (i) assist the Company in its financing and marketing efforts by;

                        A. on or before October 12, 1999, securing from VMR Luxemburg S.A., Convertible Debentures in an aggregate principal amount of $500,000, to be dated October 12, 1999, to mature on April 11, 2000, to bear interest at 8% per annum, and to be substantially in the form attached hereto, in partial consideration for the issuance to the holder of the Convertible Debentures of 25,000 warrants to purchase the Company's Common Stock at the closing ask price as reflected on the OTC Electronic Bulletin Board upon the date of closing.

                        B. structuring an Equity Private Placement in the minimum offering amount of $6 million to close not later than December 31, 1999, upon terms deemed reasonably acceptable by the Company, including the preparation of a private placement memorandum subject to the Company's prior reasonable approval. The Company shall not be responsible for expenses incurred in connection with such private placement offering in excess of $25,000.

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                        C.    structuring a secondary offering to the general
                              public for a minimum of $15 million and delivering to the Company on or before December 15, 1999, a duly executed letter of intent from a major German bank committing to said secondary offering. Said secondary offering will be undertaken by underwriter(s) reasonably acceptable to the Company to close not later than June 30, 2000. The secondary offering will be linked to Company's performance and will take place on an exchange mutually acceptable to the Company and Consultant.

                  (ii) provide access to the Consultant's retail sales force and introduction to institutional investors in the United States and Europe through roadshow stops and conference calls;

                  (iii) [intentionally omitted.]

                  (iv) on or before November 7, 1999, list the Company for trading on the third segment of the Frankfurt Stock Exchange, and develop a trading market for the Company's Common Stock thereon (e.g., number of market makers, trading volume, etc.) as determined in the Company's reasonable discretion. Consultant represents and warrants that said listing will permit duly licensed firms to actively solicit purchasers for the Company's Common Stock.

                  (v) advise with regard to stockholder relations and public relations matters.

      All such services shall at all times be at the request of the Company.

            (b) Consultant agrees to use its best efforts at all times in the furnishing of advice and recommendations, and for this purpose Consultant shall at all times maintain or keep available for the Company an adequate organization of personnel or a network of outside professionals for the performance of its obligations under this Agreement.

      2. Compensation. In consideration for services to be rendered under this Agreement, Company will issue in the name of the Consultant, and place into escrow with Jeffrey D. Segal, A Professional Corporation ("Escrow Holder"), subject to delivery to the Consultant in accordance with the provisions set forth in this Section, 100,000 shares of the Company's "restricted" Common Stock in lieu of any monthly retainer fee, which shares shall possess piggyback registration rights. Consultant and Company acknowledge and agree to exculpate and indemnify Escrow Holder in the manner provided for in Exhibit A hereto, the terms of which are incorporated herein as if set forth at length herein.

      The escrowed shares shall be delivered to Consultant solely in the amount and upon the occurrence of the following events:

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Financial Consulting Agreement
VMR Capital Markets U.S. and Stan Lee Media, Inc.
Page 3

      (i) 10,000 shares of the Company's "restricted" Common Stock concurrent with the funding of the Bridge Loan described in Section 1(a)(i)(A) above;

      (ii) 10,000 shares of the Company's "restricted" Common Stock concurrent with the approval of listing of the Company's Common Stock upon the Frankfurt Stock Exchange and the development of a trading market for the Company's Common Stock thereon as determined in the Company's reasonable discretion;

      (iii) 10,000 shares of the Company's "restricted" Common Stock concurrent with the closing of a private placement reasonably acceptable to the Company covering the Equity Private Placement in an amount not less that $6 million described in Section 1(a)(i)(B) above; and

      (iv) commencing as of January 31, 2000, and monthly thereafter, ending October 31, 2000 (subject to earlier termination in accordance with the provisions hereof), 7,000 shares of the Company's "restricted" Common Stock based upon Consultant's satisfactory performance of its duties hereunder as determined by Company in its reasonable discretion.

      In addition to the foregoing stock compensation, Company shall issue in the name of Consultant, and place into escrow with Escrow Holder, 100,000 warrants to purchase the Company's Common Stock at a price not less than 110% of the closing ask price of the Company's Common Stock on the OTC Electronic Bulletin Board determined as of the date of funding the Convertible Debentures, which warrants shall possess piggyback registration rights, subject to the following delivery terms and conditions:

      (a) 50,000 of the escrowed warrants shall be delivered to Consultant on April 11, 2000 provided that Consultant has fulfilled its obligations pursuant to Section 1 of this Agreement, including without limitation, securing the requisite financings described therein; and

      (b) the remaining 50,000 of the escrowed warrants shall be delivered to Consultant on October 11, 2000 provided that Consultant has fulfilled its obligations pursuant to Section 1 of this Agreement, including without limitation, securing the requisite financings described therein.

      The Company further agrees to the following compensation:

            1. 2% cash placement fee for the Bridge Loan, payable by Company substantially contemporaneous with its receipt of such loan proceeds.

            2. 9% cash placement fee and 5% warrant coverage on Equity Private Placement in an amount not less than $6 million, payable by Company substantially contemporaneous with its receipt of such offering proceeds.

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Financial Consulting Agreement
VMR Capital Markets U.S. and Stan Lee Media, Inc.
Page 4

            3. up to 10% cash placement fee and 3% cash non-accountable expense fee (subject to good faith negotiations by Company and Consultant based on offering size), and 8% warrant coverage, on secondary offering in an amount not less than $15 million, payable by Company substantially contemporaneous with its receipt of such offering proceeds.

      3. Expenses Payment Schedule. Consultant shall seek Company's prior approval prior to incurring any expenses aggregating more than $500 monthly in furtherance of its obligations hereunder. Consultant will invoice the Company for its actual expenses for each month within fifteen (15) days of the end of the month and submit proper substantiation therefor to Company. Payment of invoices will be due upon receipt.

      4. Liability of Consultant. In furnishing the Company with management advice and other services as herein provided, neither Consultant nor any officer, director or agent therefor shall be liable to the Company or its creditors for errors of judgment or for anything except willful malfeasance, bad faith or gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the terms of this Agreement.

      It is further understood and agreed that Consultant may rely upon information furnished to it that is reasonably believed to be accurate and reliable and that, except as herein provided, Consultant shall not be accountable for any loss suffered by the Company by reason of the Company's action or non-action on the basis of any advice, recommendation or approval of Consultant, its partners, employees or agents.

      5. Status of Consultant. Consultant shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Company.

      6. Other Activities of Consultant. The Company recognizes that Consultant now renders and may continue to render management and other services to other companies which may or may not have policies and conduct activities similar to those of the Company. Consultant shall be free to render such advice and other services and the Company hereby consents thereto. Consultant shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary for such purposes.

      7. Control. Nothing contained herein shall be deemed to require the Company to take any action contrary to its Articles of Incorporation or Bylaws, or any applicable statute or regulation, or to deprive its Board of Directors of their responsibility for any control of the conduct or the affairs of the Company.

      8. Term. Consultant's retention hereunder shall be for a term of 12 months commencing upon the execution of this Agreement, subject to earlier termination by Company for cause, including without limitation, Consultant's failure to timely assist the Company in its

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Financial Consulting Agreement
VMR Capital Markets U.S. and Stan Lee Media, Inc.
Page 5

financing and marketing efforts by failing to satisfy the timing deadlines set forth in Section 1 of this Agreement. Upon such election to terminate by the Company, Consultant acknowledges and agrees that Company shall have no further obligation to compensate Consultant whatsoever. In addition, the Company shall have the unfettered right to use the services of other financial consultants and/or investment banks in which case the Company may terminate this Agreement upon payment to Consultant of all accrued and unpaid compensation as of the date of such termination, and the parties agree to negotiate in good faith concerning the payment to Consultant of any unearned portion of the compensation provided for in this Agreement.

      9. Provision of Information; Confidentiality. Company shall cooperate fully with Consultant in connection with its financial review and analysis of the Company and shall provide Consultant with such information concerning Company as Consultant deems necessary or appropriate for such review and analysis (collectively, the "Information). Consultant shall keep in confidence and shall not, without the Company's consent, disclose to any person (except its own counsel or as such counsel has advised is required by applicable law) any nonpublic Information furnished by Company to Consultant, and Consultant shall execute and deliver a confidentiality and nondisclosure agreement in favor of Company.

      10. Miscellaneous. This Agreement sets forth the entire agreement and understanding between the parties and supersedes all prior discussions, agreements and understandings of every and any nature between them. This Agreement shall be construed and interpreted according to the laws of the State of California.

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Financial Consulting Agreement
VMR Capital Markets U.S. and Stan Lee Media, Inc.
Page 6

      IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers or representatives duly authorized the day and year first above written.

                                       STAN LEE MEDIA, INC.,

                                       By:  /s/    Gill Champion
                                            ------------------------------------
                                            Gill Champion, Vice President & COO

Acknowledged and Accepted:             VMR CAPITAL MARKETS U.S.

Dated:  October 11, 1999.              By:  /s/    Todd M. Ficeto
                                            ------------------------------------
                                            Name:  Todd M. Ficeto
                                            Title: President

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Financial Consulting Agreement
VMR Capital Markets U.S. and Stan Lee Media, Inc.
Page 1

                                                                       EXHIBIT A

               Exculpation and Indemnification of Escrow Holder

      Jeffrey D. Segal, A Professional Corporation (the "Escrow Holder") shall have no duties or responsibilities other than those expressly set forth in the Financial Consulting Agreement dated October , 1999 (the "Agreement") attached thereto, between Stan Lee Media, Inc. and VMR Capital Markets U.S. The Escrow Holder shall have no duty to enforce any obligation of any person, other than the Escrow Holder, to make any payment or delivery, or to direct or enforce any obligation of any person to perform any other act. The Escrow Holder shall be under no liability to anyone by reason of any failure on the part of any party hereto or any maker, endorser or other signatory of any document or any other person to perform such person's obligations under any such document. Except for the Agreement and any instructions to the Escrow Holder under the Agreement, the Escrow Holder shall not be obligated to recognize any agreement between any or all of the persons referred to herein, notwithstanding its knowledge thereof.

      The Escrow Holder shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Holder), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Holder to be genuine and to be signed or presented by the proper person or persons. The Escrow Holder shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of the Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Escrow Holder signed by the proper party or parties and, if the duties or rights of the Escrow Holder are affected, unless it shall give its prior written consent thereto.

      The Escrow Holder shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of signature or endorsement thereon, or for any description therein, nor shall the Escrow Holder be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property of the Agreement. The Escrow Holder shall not be liable for any loss that may be incurred by reason of any investment of any monies that it holds hereunder which investment is authorized by the Agreement pursuant to the provisions thereof.

      In the absence of written notice to the contrary from the proper person or persons, the Escrow Holder shall have the right to assume that a fact or an event, by reason of which an action would or might be taken by the Escrow Holder, does not exist or has not occurred without incurring liability for any action taken or omitted, or any action suffered by it to be

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Financial Consulting Agreement
VMR Capital Markets U.S. and Stan Lee Media, Inc.
Page 2

taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

      The Escrow Holder shall be indemnified and held harmless against any liability for taxes and for any penalties or interest in respect of taxes, on such investment income or payments in the manner provided below.

      The Escrow Holder shall be indemnified and held harmless by the parties to the Agreement from and against any expenses, including counsel fees and disbursements, or loss suffered by Escrow Holder in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to the Agreement, the services of the Escrow Holder thereunder or any income earned from investment of such monies; except, that if the Escrow Holder shall be found guilty of willful misconduct, fraud or gross negligence under the Agreement, then, in that event, Escrow Holder shall bear all such losses, claims, damages and expenses. Promptly after the receipt by Escrow Holder of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Holder shall, if a claim in respect thereof is to be made against any of the other parties hereto, notify such other parties thereof in writing; but the failure by Escrow Holder to give such notice shall not relieve any party from any liability which such party may have to Escrow Holder hereunder. For the purposes hereof, the terms "expense" and "loss" shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the parties hereto, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigation or defending against any such claim, demand, action, suit or proceeding.

      If any legal action or proceeding is brought by any party to this transaction, including but not limited to, the parties to the Agreement, the Escrow Holder, or any other related or interested party, the Escrow Holder has the absolute right, solely within its discretion, to interplead into any such action. In such event, the Escrow Holder may, in its sole discretion, withhold or stop all proceedings, and withhold any funds or documents pending the resolution of the controversy. If no action has been filed, Escrow Holder in its sole discretion, may file a suit in interpleader and obtain an order from the court requiring the parties to interplead and litigate in such court their several claims and rights amongst themselves. If any dispute arises, regardless of whether or not suit is filed, Escrow Holder is ipso facto released and discharged from all obligations to further perform any and all duties or obligations imposed upon it in the Escrow Account pursuant to the Agreement. If the Escrow Holder incurs any costs or fees in connection with any such dispute or proceeding, the parties to the Agreement each agrees to fully indemnify the Escrow Holder and reimburse it for any costs and expenses occasioned by such controversy or litigation, including reasonable attorneys' fees.